Exhibit 10.6

PLEDGE AGREEMENT
dated as of June 17, 2026

between
RIO GRANDE LNG INTERMEDIATE HOLDCO PLEDGOR, LLC,
as the HoldCo Pledgor,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the HoldCo Collateral Agent

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TABLE OF CONTENTS

Section 1.1    Defined Terms    1
Section 1.2    Collateral and Intercreditor Agreement and UCC Definitions    2
Section 1.3    Rules of Interpretation    2
Article II

PLEDGE AND GRANT OF SECURITY INTEREST    2
Section 2.1    Granting Clause    2
Section 2.2    Retention of Certain Rights    3
Section 2.3    Obligations Unconditional    4
Section 2.4    Excluded Swap Obligations    5
Article III

EVENTS OF DEFAULT    5
Section 3.1    Events of Default    5
Article IV

REPRESENTATIONS AND WARRANTIES    6
Section 4.1    Representations and Warranties    6
Article V

COVENANTS OF THE HOLDCO PLEDGOR    8
Section 5.1    Covenants of the HoldCo Pledgor    8
Article VI

REMEDIES UPON AN EVENT OF DEFAULT    10
Section 6.1    Remedies Upon an Event of Default    10
Section 6.2    Minimum Notice Period    12
Section 6.3    Sale of Collateral    12
Section 6.4    Actions Taken by the HoldCo Collateral Agent    13
Section 6.5    Private Sales    13
Section 6.6    Compliance With Limitations and Restrictions    13
Section 6.7    No Impairment of Remedies    13
Article VII

FURTHER ASSURANCES    13
Section 7.1    Attorney-in-Fact    13
Section 7.2    Delivery of Collateral; Proxy    14
Section 7.3    Waiver of Transfer Restrictions    14
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Section 7.4    Foreclosure    14
Section 7.5    Waiver of Rights of Subrogation    15
Section 7.6    Application of Proceeds    15
Section 7.7    Limitation on Duty of the HoldCo Collateral Agent with Respect to the Collateral    15
Section 7.8    Termination/Release of Security Interest    15
Article VIII

MISCELLANEOUS    16
Section 8.1    Amendments, Etc.    16
Section 8.2    Applicable Law; Jurisdiction; Etc.    16
Section 8.3    Counterparts; Effectiveness    17
Section 8.4    Delay Not Waiver; Separate Causes of Action; Cumulative Remedies    17
Section 8.5    Entire Agreement    18
Section 8.6    Expenses    18
Section 8.7    Notices and Communications    18
Section 8.8    Benefits of Agreement    18
Section 8.9    Notice of Collateral and Intercreditor Agreement    18
Section 8.10    Severability    19
Section 8.11    Successions and Assignments    19
Section 8.12    Survival of Provisions    19
Section 8.13    Waiver of Litigation Payments    19
Section 8.14    Reinstatement    19
Section 8.15    No Recourse    19
Section 8.16    HoldCo Collateral Agent Rights    20

EXHIBITS AND SCHEDULES
Exhibit A    -    Irrevocable Proxy
Exhibit B    -    Transfer Document
Schedule I    -    Security Filings
Schedule II    -    Description of Pledged Equity Interests
Schedule III    -    Address for Notices
Schedule 4.1    -    HoldCo Pledgor’s Prior Locations and Legal Names

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PLEDGE AGREEMENT
This PLEDGE AGREEMENT, dated as of June 17, 2026 (this “Agreement”), is entered into by and between RIO GRANDE LNG INTERMEDIATE HOLDCO PLEDGOR, LLC, a limited liability company organized under the laws of the State of Delaware (the “HoldCo Pledgor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as collateral agent (the “HoldCo Collateral Agent”) for the HoldCo Secured Parties.
RECITALS
WHEREAS, the HoldCo Borrower has entered into a Collateral and Intercreditor Agreement, dated as of the date hereof (the “Collateral and Intercreditor Agreement”), among the HoldCo Borrower, the HoldCo Collateral Agent, MUFG Bank, Ltd., as the HoldCo Intercreditor Agent, and each of the HoldCo Secured Creditor Representatives from time to time party thereto, pursuant to which, among other things, the HoldCo Collateral Agent will hold (for and on behalf of the HoldCo Secured Parties) the Liens on, and apply the proceeds of, the Collateral;
WHEREAS, the HoldCo Pledgor is the sole member and owns 100% of the Equity Interests of the HoldCo Borrower; and
WHEREAS, it is a requirement of the Collateral and Intercreditor Agreement that the HoldCo Pledgor enter into this Agreement;
NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Article I

DEFINITIONS
Section 1.1Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:
“Agreement” has the meaning set forth in the preamble.
“Collateral” has the meaning set forth in Section 2.1.
“Collateral and Intercreditor Agreement” has the meaning set forth in the recitals.
“Contest” means, with respect to any Person, with respect to any Taxes or any Lien imposed on Property of such Person (or the related underlying claim for labor, material, supplies or services) by any Government Authority for Taxes (a “Subject Claim”), a contest of the amount, validity or application, in whole or in part, of such Subject Claim pursued in good faith and by appropriate legal, administrative or other proceedings diligently conducted so long as appropriate reserves have been established with respect to any such Subject Claim.
“HoldCo Borrower” means Rio Grande LNG Intermediate HoldCo Borrower, LLC, a limited liability company organized under the laws of the State of Delaware.

“HoldCo Collateral Agent” has the meaning set forth in the preamble.
“HoldCo Pledgor” has the meaning set forth in the preamble.
“Organic Document” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares of capital stock, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability company agreement, and, with respect to any Person that is a partnership or limited partnership, its certificate of partnership and its partnership agreement.
“Permitted Equity Liens” means (a) Permitted Priority Liens, (b) Liens for taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction, (c) Liens in favor, or for the benefit, of the HoldCo Secured Parties created pursuant to the HoldCo Collateral Documents, and (d) restrictions on transfer under any Government Rules relating to securities.
“Pledged Equity Interests” has the meaning set forth in Section 2.1(a)(i).
“Trigger Event Period” means any period during which there is an Event of Default that has occurred and is continuing and the HoldCo Collateral Agent is exercising remedies at the direction of the HoldCo Intercreditor Agent pursuant to Section 7.4 (Exercise of Remedies) of the Collateral and Intercreditor Agreement.
Section 1.2Collateral and Intercreditor Agreement and UCC Definitions. Unless otherwise defined herein or unless the context otherwise requires, all capitalized terms used in this Agreement, including its preamble and recitals, shall have the meanings provided in the Collateral and Intercreditor Agreement. To the extent not defined herein or in the Collateral and Intercreditor Agreement, other terms defined in Article 8 or Article 9 of the UCC shall have the same meaning when used herein.
Section 1.3Rules of Interpretation. Unless the context otherwise requires, and except as otherwise provided in this Agreement, the principles of interpretation and construction set forth in Section 1.2 (Principles of Interpretation) of the Collateral and Intercreditor Agreement shall apply to this Agreement, mutatis mutandis.
Article II

PLEDGE AND GRANT OF SECURITY INTEREST
Section 2.1Granting Clause.
(a)To secure the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance in full of the HoldCo Secured Obligations, the HoldCo Pledgor hereby collaterally assigns, grants, and pledges to the HoldCo Collateral Agent, for the benefit of the HoldCo Secured Parties, a continuing security interest and Lien in all the right, title, and interest of the HoldCo Pledgor, now owned or at any time hereafter existing or acquired by the HoldCo Pledgor, in, to, or under any and all of the following (other than as expressly excluded pursuant to the proviso to this Section 2.1(a), the “Collateral”):
(i)any and all of the HoldCo Pledgor’s right(s), title(s), and interest(s), whether now owned or hereafter existing or acquired, in the HoldCo Borrower, and all of the Equity Interests of the HoldCo Borrower related thereto, whether or not evidenced or represented by any certificated security or other instrument, including the membership interests described on Schedule II hereto and all securities convertible into, and all warrants, options, and other rights to acquire any Equity Interests of the HoldCo Borrower (collectively, the “Pledged Equity Interests”), and the HoldCo Pledgor’s share of:
(A)all rights to receive income, gain, profit, dividends, and other distributions allocated or distributed to the HoldCo Pledgor in respect of or in exchange for all or any portion of the Pledged Equity Interests;
(B)all of the HoldCo Pledgor’s capital or ownership interest or other Equity Interest, including capital accounts, in the HoldCo Borrower;
(C)all of the HoldCo Pledgor’s voting rights in or rights to control or direct the affairs of the HoldCo Borrower;
(D)all other rights, title, and interest, if any, in or to the HoldCo Borrower derived from the Pledged Equity Interests; and
(E)all distributions, non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments, or other investment property, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and
(ii)all proceeds of the foregoing Collateral, whether cash or non-cash;
provided, that the “Collateral” shall not include any payments or cash or other property distributed to the HoldCo Pledgor in accordance with the HoldCo Credit Agreement and the other applicable HoldCo Secured Credit Documents.
(b)The HoldCo Pledgor agrees that this Agreement, the security interest granted pursuant to this Agreement and all rights, remedies, powers, and privileges provided to the HoldCo Collateral Agent under this Agreement are in addition to, and not in any way affected or limited by, any other security now or at any time held by the HoldCo Collateral Agent to secure payment and performance of the HoldCo Secured Obligations.
Section 2.2Retention of Certain Rights. Other than during a Trigger Event Period, or unless the HoldCo Collateral Agent shall have given notice to the HoldCo Pledgor that the HoldCo Collateral Agent has received a Remedies Initiation Notice, the HoldCo Pledgor shall be permitted to exercise all voting and other rights, title, interest, and powers of ownership with respect to the Pledged Equity Interests (except as otherwise limited by the HoldCo Secured Credit Documents) and, to the extent permitted under the HoldCo Secured Credit Documents, to receive all income, gains, profits, dividends, and other distributions from the Collateral whether non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments, or other investment property, or other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such rights and interests.
Section 2.3Obligations Unconditional. The obligations of the HoldCo Pledgor in this Agreement shall be continuing, irrevocable, primary, absolute, and unconditional irrespective of the value, genuineness, validity, regularity, or enforceability of any HoldCo Secured Credit Document, or any other agreement or instrument referred to therein, or any substitution, release, or exchange of any guarantee of or security for any of the HoldCo Secured Obligations and, to the fullest extent permitted by Government Rules, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, defense, or set-off of a surety or guarantor, other than the occurrence of the Discharge Date, it being the intent of this Section 2.3 that the obligations of the HoldCo Pledgor hereunder shall be absolute and unconditional under any and all other circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the HoldCo Pledgor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged, or in any way affected (whether in full or in part) by:
(a)at any time or from time to time, without notice to the HoldCo Pledgor, the time for any performance of or compliance with any of the HoldCo Secured Obligations is extended, or such performance or compliance is waived;
(b)any invalidity, irregularity, or unenforceability of all or any part of the HoldCo Secured Obligations, any HoldCo Secured Credit Document, or any other agreement or instrument relating thereto;
(c)any renewal, extension, amendment, or modification of, or supplement to, or deletion from, or departure from, or waiver of, any HoldCo Secured Credit Document or terms thereof, or any other agreement or instrument relating thereto, or any assignment or transfer of any thereof;
(d)any HoldCo Secured Credit Document is amended or modified, or any change in the manner or place of payment of, or in any other term of, all or any of the HoldCo Secured Obligations, or any other amendment or waiver of, or any consent to any departure from, any indulgence or other action or inaction under or in respect of, any HoldCo Secured Credit Document, any of the Collateral, or any other agreement or instrument relating thereto, or any exercise or non-exercise of any right, remedy, power, or privilege under or in respect of any of the HoldCo Secured Obligations, this Agreement, any other HoldCo Secured Credit Document, or any other agreement or instrument relating hereto or thereto;
(e)the maturity of any of the HoldCo Secured Obligations is accelerated, or any of the HoldCo Secured Obligations is modified, supplemented, and/or amended in any respect, or any right under any HoldCo Secured Credit Document or any other agreement or instrument referred to therein is waived or any guarantee of any of the HoldCo Secured Obligations or any security therefor is released, exchanged, or otherwise dealt with, in each case, in whole or in part;
(f)any Lien granted to, or in favor of, the HoldCo Collateral Agent as security for any of the HoldCo Secured Obligations fails to be perfected;
(g)the furnishing of additional security for the HoldCo Secured Obligations or any part thereof to the HoldCo Collateral Agent or any HoldCo Secured Party or any acceptance thereof by the HoldCo Collateral Agent, or any substitution, sale, exchange, release, surrender, or realization of or upon any such security by the HoldCo Collateral Agent or any HoldCo Secured Party, or the failure to create, preserve, validate, perfect, or protect any Lien granted to, or purported to be granted to, or in favor of, the HoldCo Collateral Agent or any HoldCo Secured Party;
(h)any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of the HoldCo Pledgor or by any defense which the HoldCo Pledgor may have by reason of the order, decree, or decision of any court or administrative body resulting from any such proceeding. Notwithstanding the above, so long as any HoldCo Secured Obligation remains outstanding, the HoldCo Pledgor shall not, without written consent of the HoldCo Collateral Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the HoldCo Borrower;
(i)any judicial or non-judicial foreclosure or sale of, or other election of remedies with respect to, any interest in other Collateral serving as security for all or any part of the HoldCo Secured Obligations, even though such foreclosure, sale, or election of remedies may impair the subrogation rights of either the HoldCo Borrower or the HoldCo Pledgor or may preclude the HoldCo Borrower or the HoldCo Pledgor from obtaining reimbursement, contribution, indemnification, or other recovery from the HoldCo Borrower or any other Person and even though the HoldCo Borrower or the HoldCo Pledgor may not, as a result of such foreclosure, sale, or election of remedies, be liable for any deficiency;
(j)any act or omission of the HoldCo Collateral Agent or any other Person that directly or indirectly results in or aids the discharge or release of the HoldCo Pledgor or any part of the HoldCo Secured Obligations or any security or guarantee (including any letter of credit) for all or any part of the HoldCo Secured Obligations by operation of law or otherwise (other than the occurrence of the Discharge Date); or
(k)any other circumstance that might otherwise constitute a defense available to, or discharge of, the HoldCo Pledgor or any third party with respect to the payment in full of the HoldCo Secured Obligations.
Section 2.4Excluded Swap Obligations. Notwithstanding anything to the contrary in this Agreement, the HoldCo Pledgor shall not be obligated to grant security in respect of an Excluded Swap Obligation.

Article III

EVENTS OF DEFAULT
Section 3.1Events of Default. The occurrence and continuation of an Event of Default under and as defined in the Collateral and Intercreditor Agreement shall constitute an Event of Default hereunder. Any such Event of Default shall be considered cured or waived for the purposes of this Agreement when it has been cured or waived in accordance with the Collateral and Intercreditor Agreement and the applicable HoldCo Secured Credit Document.
Article IV

REPRESENTATIONS AND WARRANTIES
Section 4.1Representations and Warranties. The HoldCo Pledgor hereby represents and warrants as of the Closing Date to and in favor of the HoldCo Collateral Agent and the other HoldCo Secured Parties as follows:
(a)it is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware;
(b)it (i) has all requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and (ii) is duly qualified to do business and is in good standing in each jurisdiction where necessary in light of its business as now conducted and as proposed to be conducted; except, in the case of clause (ii), where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect;
(c)the execution, delivery, and performance by the HoldCo Pledgor of this Agreement, as well as the consummation of the transactions contemplated herein, do not and will not (i) conflict with the Organic Documents of the HoldCo Pledgor, (ii) result in a material breach of or material default under any contractual obligations binding or affecting the HoldCo Pledgor or require any material consent or approval under any contractual obligations binding on or affecting the HoldCo Pledgor other than any approvals or consents which have been obtained or made, or (iii) result in a material breach of, or constitute a default in any material respect under, any Government Rule;
(d)no consent or authorization of, filing with, or other act by or in respect of any Person or Government Authority applicable to the HoldCo Pledgor is required in connection with the execution, delivery, or performance by the HoldCo Pledgor, or the validity or enforceability as to the HoldCo Pledgor, of this Agreement, except (i) to the extent such consents or authorizations or filings or other acts have already been obtained or made and such financing statements have already been filed in the appropriate filing office with respect to the perfection of the security interest granted hereunder or (ii) where failure to obtain such consents or authorizations or filings or other act by or in respect of any Person or Government Authority could not reasonably be expected to result in a Material Adverse Effect;

(e)this Agreement has been duly executed and delivered by the HoldCo Pledgor and is in full force and effect and constitutes a legal, valid, and binding obligation of the HoldCo Pledgor, enforceable against the HoldCo Pledgor in accordance with its terms, except as enforcement may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting creditors’ rights generally and (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(f)except in each case to the extent changed in accordance with Section 5.1(f), the exact legal name and jurisdiction of formation of the HoldCo Pledgor is Rio Grande LNG Intermediate HoldCo Pledgor, LLC, a limited liability company organized under the laws of the State of Delaware, and the chief executive office of the HoldCo Pledgor is 1000 Louisiana Street, Suite 3300, Houston, Texas 77002;
(g)except as set forth on Schedule 4.1 or to the extent changed in accordance with Section 5.1(f), since its date of organization it has not (i) changed its location (as defined in Section 9-307 of the UCC), (ii) changed its legal name, or (iii) hereto before become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by another Person;
(h)the HoldCo Pledgor has not conducted nor is conducting any business or activities other than owning the Collateral and other business and activities contemplated by or otherwise in accordance with the Organic Documents of the HoldCo Pledgor or HoldCo Secured Credit Documents (in each case in the form as of the date this representation is made);
(i)the HoldCo Pledgor is not in default of its obligations under its Organic Documents;
(j)there is no action, suit, or proceeding at law or in equity by or before any Government Authority, arbitral tribunal or other body now pending, or to the knowledge of the HoldCo Pledgor, threatened, against or affecting the HoldCo Pledgor or any of its property or the Collateral which could reasonably be expected to result in a Material Adverse Effect;
(k)the HoldCo Pledgor has filed, or caused to be filed, all tax and information returns that are required to have been filed by it in any jurisdiction, and has paid (prior to their delinquency dates) all Taxes shown to be due and payable on such returns and all other Taxes payable by it, to the extent the same have become due and payable, except to the extent there is a Contest thereof by the HoldCo Pledgor or to the extent that the failure to file such returns or to pay such Taxes could not reasonably be expected to result in a Material Adverse Effect, and no tax Liens have been filed and no claims are being asserted with respect to any such Taxes, except any such tax Liens and claims that could not be reasonably expected to result in a Material Adverse Effect;

(l)the HoldCo Pledgor is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, or an “investment advisor” within the meaning of the Investment Company Act of 1940, as amended;
(m)it is the sole, lawful and beneficial owner of and has full right, title, and interest in, to and under all rights and interests comprising the Collateral, subject to no Liens (other than Permitted Equity Liens);
(n)the Pledged Equity Interests (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, (iii) constitute 100% of the outstanding Equity Interests of the HoldCo Borrower, (iv) constitute “securities” as such term is defined in Section 8-102(a) of the UCC, and (v) are not currently and, to the HoldCo Pledgor’s knowledge, will not be, subject to any contractual restriction, defense offset or counterclaim, or any restriction under the Organic Documents of the HoldCo Pledgor upon the transfer of the Equity Interests of the HoldCo Borrower and, to the HoldCo Pledgor’s knowledge, none of the foregoing has been asserted or alleged against the HoldCo Pledgor by any Person;
(o)it has not executed, has not authorized, and is not aware of, any effective UCC financing statement, security agreement, or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except (i) as may have been filed pursuant to this Agreement or the other HoldCo Secured Credit Documents, (ii) as were filed in respect of indebtedness repaid on the date hereof, and (iii) as are permitted pursuant to each HoldCo Secured Credit Document in effect as of the date hereof; and
(p)the security interest granted to the HoldCo Collateral Agent (for the benefit of the HoldCo Secured Parties) pursuant to this Agreement in the Collateral constitutes a valid first-priority lien in the Collateral subject to Permitted Equity Liens and, with respect to any proceeds, subject to the limitations set forth in Section 9-315 of the UCC.
Article V

COVENANTS OF THE HOLDCO PLEDGOR
Section 5.1Covenants of the HoldCo Pledgor. The HoldCo Pledgor hereby covenants and agrees for the benefit of the HoldCo Collateral Agent and the other HoldCo Secured Parties that, until the Discharge Date, the HoldCo Pledgor shall comply with the covenants set forth below:
(a)Defense of Collateral. The HoldCo Pledgor shall defend its title to the Collateral and the interest of the HoldCo Collateral Agent (for the benefit of itself and the other HoldCo Secured Parties) in the Collateral pledged hereunder against the claims and demands of all other Persons (other than with respect to Permitted Equity Liens).
(b)Limitation of Liens. The HoldCo Pledgor shall not create, incur, assume, or suffer to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, except for Permitted Equity Liens.

(c)Limitation on Sale of Collateral. The HoldCo Pledgor shall not cause, suffer, or permit the sale, assignment, conveyance, pledge, or other transfer of all or any portion of the HoldCo Pledgor’s Equity Interest in the HoldCo Borrower or any other portion of the Collateral, subject to Permitted Equity Liens.
(d)Continuing Pledge of Equity Interests. The HoldCo Pledgor shall ensure at all times that 100% of the issued and outstanding Equity Interests of the HoldCo Borrower is subject to the continuing security interest and Lien of the HoldCo Collateral Agent for the benefit of the HoldCo Secured Parties.
(e)No Impairment of Security. The HoldCo Pledgor shall not take or consent to any action, or fail to take any action, that would impair in any material respect the enforceability of the HoldCo Collateral Agent’s security interest in, and Lien on, any Collateral, subject to Permitted Equity Liens.
(f)Name; Jurisdiction of Organization; Records. The HoldCo Pledgor shall not change its legal name, its jurisdiction of organization, the location of its chief executive office or its organization identification number without written notice to the HoldCo Collateral Agent at least ten days prior to such change. In the event of such change, the HoldCo Pledgor shall (at its expense) timely execute and deliver such instruments and documents, and make such filings or registrations, as reasonably necessary or as may be reasonably requested by the HoldCo Collateral Agent or required by Government Rules to maintain the HoldCo Collateral Agent’s first priority perfected security interest in the Collateral, subject to Permitted Equity Liens.
(g)Amendments to Organic Documents. Except as expressly permitted by this Agreement or the other HoldCo Secured Credit Documents, the HoldCo Pledgor shall not terminate, amend, supplement, modify, or cancel the Organic Documents of the HoldCo Borrower in a manner that is in any material respect adverse to the interests of the HoldCo Secured Parties or the HoldCo Pledgor’s ability to comply with this Agreement.
(h)Perfection.
(i)Whether with respect to the Collateral as of the date of this Agreement or any Collateral in which the HoldCo Pledgor acquires rights in the future, the HoldCo Pledgor agrees that from time to time, at the expense of the HoldCo Pledgor, the HoldCo Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that the HoldCo Collateral Agent may reasonably request in order to create, perfect, establish, and preserve the validity, perfection, and priority of the Liens granted by this Agreement in any and all of the Collateral, to protect the assignment and security interest granted or intended to be granted hereby, or to enable the HoldCo Collateral Agent to exercise and enforce its rights, powers, privileges, and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the HoldCo Pledgor shall: (A) if any Collateral is evidenced by a certificate, promissory note, or other instrument, deliver to the HoldCo Collateral Agent such certificate, note, or instrument duly endorsed and accompanied by instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the HoldCo Collateral Agent; and (B) authorize and execute such UCC financing statements or continuation statements, or amendments thereto, and such other instruments, endorsements, or notices, as may be reasonably necessary, or as the HoldCo Collateral Agent may reasonably request or as required by Government Rules, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.
(ii)The HoldCo Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices identified in Schedule I (or such other filing offices as may be necessary following a change in the HoldCo Pledgor’s “location” (as defined in Section 9-307 of the UCC)), as are necessary or advisable, or as the HoldCo Collateral Agent may reasonably request, to perfect the security interest granted to the HoldCo Collateral Agent, for the benefit of the HoldCo Secured Parties, herein. Such financing statements may describe the Collateral in the same manner or similar and consistent manner as described herein, as the HoldCo Collateral Agent may reasonably determine is necessary, advisable, or prudent to ensure the perfection of the security interest in the Collateral granted to the HoldCo Collateral Agent herein. The HoldCo Collateral Agent shall promptly deliver to the HoldCo Pledgor copies of any such statement, document, or amendment; provided, that failure to deliver such copies shall not invalidate or otherwise affect any action taken by the HoldCo Collateral Agent.
(iii)For the the avoidance of doubt, nothing in this Agreement shall require the HoldCo Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other document) and such responsibility shall be solely that of the HoldCo Pledgor.
(i)Information Concerning Collateral. The HoldCo Pledgor shall, promptly upon request and at its own expense, provide to the HoldCo Collateral Agent all information and evidence the HoldCo Collateral Agent may reasonably request concerning the Collateral to evidence the HoldCo Pledgor’s compliance with the terms of this Agreement or to enable the HoldCo Collateral Agent to enforce the provisions of this Agreement.
(j)Books and Records; Inspection. The HoldCo Pledgor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the HoldCo Collateral Agent may reasonably request in order to reflect the security interests granted by this

Agreement. The HoldCo Pledgor shall permit representatives of the HoldCo Collateral Agent, upon reasonable notice, at any reasonable time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral; provided, that absent an Event of Default, such inspections shall be limited to two per Fiscal Year.
Article VI

REMEDIES UPON AN EVENT OF DEFAULT
Section 6.1Remedies Upon an Event of Default. Subject to the terms of the Collateral and Intercreditor Agreement, during a Trigger Event Period, the HoldCo Collateral Agent shall have the right, but not the obligation, to do any of the following:
(a)vote or exercise any and all of the HoldCo Pledgor’s rights or powers incident to its ownership of the Pledged Equity Interests, including any rights or powers to manage or control the HoldCo Borrower and collect and receive dividends or any other distributions made thereon;
(b)demand, sue for, collect, or receive any money or property at any time payable to or receivable by the HoldCo Pledgor on account of or in exchange for all or any part of the Collateral;
(c)cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligations or rights hereunder or included in the Collateral, including enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement, the other HoldCo Secured Credit Documents, or by Government Rules, subject in each case, to the provisions and requirements thereof;
(d)foreclose or enforce any other agreement or other instrument by or under or pursuant to which the HoldCo Secured Obligations are issued or secured;
(e)amend, terminate, supplement, or modify all or any of the HoldCo Borrower’s Organic Documents;
(f)incur expenses, including attorneys’ fees, consultants’ fees, and other costs in connection with the exercise of any right or power under this Agreement or under any other HoldCo Secured Credit Document;
(g)perform any obligation of the HoldCo Pledgor hereunder;
(h)secure the appointment of a receiver of the Collateral or any part thereof, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the HoldCo Secured Obligations, and, whether or not the principal sum of the HoldCo Secured Obligations, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by this Agreement;
(i)transfer the Collateral, or any part thereof, to the name of the HoldCo Collateral Agent or to the name of any designee, nominee, or assignee of the HoldCo Collateral Agent;
(j)take any other lawful action that the HoldCo Collateral Agent deems necessary or reasonably appropriate to protect or realize upon its security interest in the Collateral or any part thereof, or exercise any other or additional rights or remedies granted to the HoldCo Collateral Agent under any other provision of this Agreement or any other HoldCo Secured Credit Document, or exercisable by a secured party under the UCC or under any other Government Rule and, without limiting the generality of the foregoing and without notice except as specified in Section 6.3, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the HoldCo Collateral Agent may deem commercially reasonable in accordance with the UCC and as permitted by Government Rules; or
(k)appoint another Person (who may be an employee, officer, or other representative of the HoldCo Collateral Agent) to do any of the foregoing, or take any other action permitted hereunder, as agent for or representative of, and on behalf of, the HoldCo Collateral Agent.
Section 6.2Minimum Notice Period. If, pursuant to Government Rules, prior notice of any action described in Section 6.1 is required to be given to the HoldCo Pledgor, the HoldCo Pledgor hereby acknowledges and agrees that the minimum time required by such Government Rule, or if no minimum time is specified, ten days, shall be deemed a reasonable notice period under such Government Rule.
Section 6.3Sale of Collateral. In addition to exercising the foregoing rights, during a Trigger Event Period, the HoldCo Collateral Agent may, to the extent permitted by Government Rules, arrange for and conduct a sale of the Collateral at a public or private sale (as the HoldCo Collateral Agent may elect) which sale may be conducted by an employee or representative of the HoldCo Collateral Agent, and any such sale shall be conducted in a commercially reasonable manner. Any HoldCo Secured Party or anyone else may be the purchaser, lessee, assignee, or recipient of any or all of the Collateral so sold absolutely free from any claim or rights of whatsoever kind, including any right or equity of redemption (statutory or otherwise) by the HoldCo Pledgor, any such demand, claim, right, or equity being hereby expressly waived or released. The HoldCo Collateral Agent, its nominees, designees, and agents may execute, in connection with any sale, lease, assignment, pledge, or other disposition of the Collateral, any endorsements, assignments, bills of sale, or other instruments of conveyance or transfer with respect to the Collateral. The HoldCo Collateral Agent agrees to provide at least ten days’ prior written notice to the HoldCo Pledgor specifying the time and place of any public sale or the time after which any private sale is to be made and HoldCo Pledgor agrees that such ten days’ notice shall (i) constitute reasonable notification and (ii) not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The HoldCo Collateral Agent may release, temporarily or otherwise, to the HoldCo Pledgor any item of the Collateral of which the HoldCo Collateral Agent has taken possession pursuant to any right granted to the HoldCo Collateral Agent by this Agreement without waiving any rights granted to the HoldCo Collateral Agent under this Agreement or the other HoldCo Secured Credit Documents or any other agreement related hereto or thereto. The HoldCo Pledgor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. The HoldCo Pledgor also waives its right to challenge the reasonableness of any disclaimer of warranties, title, and the like made by the HoldCo Collateral Agent in connection with a sale of the Collateral. Each successor of the HoldCo Pledgor under the HoldCo Secured Credit Documents shall be deemed to have agreed, by virtue of its succession thereto, that it shall be bound by the above waiver, to the same extent as if such successor gave such waiver itself. The HoldCo Pledgor also hereby waives, to the full extent it may lawfully do so, the benefit of all Government Rules providing for rights of appraisal, valuation, stay, or extension or of redemption after foreclosure now or hereafter in force. If the HoldCo Collateral Agent sells any of the Collateral upon credit, the HoldCo Pledgor will be credited only with payments actually made by the purchaser and received by the HoldCo Collateral Agent (and only those in excess of the amounts required to pay the HoldCo Secured Obligations in full). In the event the purchaser fails to pay for the Collateral, the HoldCo Collateral Agent may resell the Collateral and the HoldCo Pledgor shall be credited with the proceeds of any such sales or resales only in excess of the amounts required to pay the HoldCo Secured Obligations in full. In the event the HoldCo Collateral Agent bids at any foreclosure or trustee’s sale or at any private sale permitted by Government Rules and this Agreement or any other HoldCo Secured Credit Document, the HoldCo Collateral Agent may bid all or less than the amount of the HoldCo Secured Obligations. The HoldCo Collateral Agent shall not be obligated to make any sale of the Collateral regardless of whether or not notice of sale has been given. The HoldCo Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The HoldCo Pledgor further acknowledges and agrees that any offer to sell any part of the Collateral that has been (a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation or (b) made privately in the manner described herein to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC.
Section 6.4Actions Taken by the HoldCo Collateral Agent. Any action or proceeding to enforce this Agreement may be taken by the HoldCo Collateral Agent either in the HoldCo Pledgor’s name or in the HoldCo Collateral Agent’s name, as the HoldCo Collateral Agent may deem necessary.
Section 6.5Private Sales. The HoldCo Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale made in good faith by the HoldCo Collateral Agent pursuant to this Article VI conducted in accordance with the requirements of Government Rules. The HoldCo Pledgor hereby waives any claims against the HoldCo Collateral Agent and the HoldCo Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the HoldCo Secured Obligations, even if the HoldCo Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree; provided, that such private sale is conducted in accordance with any applicable requirements of Government Rules.
Section 6.6Compliance With Limitations and Restrictions. The HoldCo Pledgor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the HoldCo Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as the HoldCo Collateral Agent may be advised by counsel is necessary or advisable in order to avoid any violation of Government Rules, or in order to obtain any required approval of the sale or of the purchaser by any Government Authority or official, and the HoldCo Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the HoldCo Collateral Agent be liable or accountable to the HoldCo Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
Section 6.7No Impairment of Remedies. If, in the exercise of any of its rights and remedies under this Agreement, the HoldCo Collateral Agent forfeits any of its rights or remedies, including any right to enter a deficiency judgment against the HoldCo Pledgor or any other Person, whether because of any Government Rule pertaining to “election of remedies” or otherwise, the HoldCo Pledgor hereby consents to such action by the HoldCo Collateral Agent and, to the extent permitted by the Government Rules, waives any claim based upon such action, even if such action by the HoldCo Collateral Agent would result in a full or partial loss of any rights of subrogation, indemnification, or reimbursement that the HoldCo Pledgor might otherwise have had but for such action by the HoldCo Collateral Agent or the terms herein. Any election of remedies that results in the denial or impairment of the right of the HoldCo Collateral Agent to seek a deficiency judgment against any of the parties to any of the HoldCo Secured Credit Documents shall not, to the extent permitted by the Government Rules, impair the HoldCo Pledgor’s obligations hereunder.
Article VII

FURTHER ASSURANCES
Section 7.1Attorney-in-Fact.
(a)The HoldCo Pledgor hereby constitutes and appoints the HoldCo Collateral Agent, acting for and on behalf of itself and the other HoldCo Secured Parties, the true and lawful attorney-in-fact of the HoldCo Pledgor, with full power and authority in the place and stead of the HoldCo Pledgor and in the name of the HoldCo Pledgor, the HoldCo Collateral Agent or otherwise, at the HoldCo Pledgor’s sole cost and expense, to enforce all rights, interests and remedies of the HoldCo Pledgor with respect to the Collateral or enforce all rights, interests and remedies of the HoldCo Collateral Agent under this Agreement (including the rights set forth in Article VI); provided, that the HoldCo Collateral Agent shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing and has not been waived or cured in accordance with the applicable HoldCo Secured Credit Documents; provided, further, that the foregoing appointment shall not impose any obligation on the HoldCo Collateral Agent to exercise its rights thereunder. This power of attorney is a power coupled with an interest and shall be irrevocable until the Discharge Date; provided, that nothing in this Agreement shall prevent the HoldCo Pledgor from, prior to the exercise by the HoldCo Collateral Agent of any of the aforementioned rights, undertaking the HoldCo Pledgor’s operations in the ordinary course of business with respect to the Collateral, in accordance with the HoldCo Secured Credit Documents.
(b)In addition to the provisions of Section 7.1(a), if the HoldCo Pledgor fails to perform any agreement or obligation contained herein to protect or preserve the Collateral, and such failure continues for ten days following delivery of written notice by the HoldCo Collateral Agent to the HoldCo Pledgor, the HoldCo Collateral Agent itself may (but shall not be obligated to) perform, or cause performance of, such agreement or obligation, and the expenses of the HoldCo Collateral Agent incurred in connection therewith shall be payable by the HoldCo Pledgor and shall be secured by the Collateral.
Section 7.2Delivery of Collateral; Proxy. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the HoldCo Collateral Agent pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably acceptable to the HoldCo Collateral Agent. The HoldCo Collateral Agent shall have the right, at any time in its discretion and without prior notice to the HoldCo Pledgor, following the occurrence and during the continuation of an Event of Default, to transfer to or to register in the name of the HoldCo Collateral Agent or any of its designees or nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations. In furtherance of the foregoing, the HoldCo Pledgor shall further execute and deliver to the HoldCo Collateral Agent a proxy in the form of Exhibit A and an irrevocable power in the form of Exhibit B with respect to the ownership interests of the HoldCo Borrower owned by the HoldCo Pledgor.
Section 7.3Waiver of Transfer Restrictions. Notwithstanding anything to the contrary contained in the HoldCo Borrower’s Organic Documents, the HoldCo Pledgor hereby waives any requirement contained in the HoldCo Borrower’s Organic Documents that it consents to a transfer of any Equity Interest in the HoldCo Borrower in connection with a foreclosure on such Equity Interest under this Agreement and the HoldCo Secured Credit Documents during a Trigger Event Period.
Section 7.4Foreclosure. The HoldCo Pledgor agrees that during a Trigger Event Period, the HoldCo Collateral Agent may elect to non-judicially or judicially foreclose against any personal property security it holds for the HoldCo Secured Obligations, or any part thereof, or to exercise any other remedy against the HoldCo Borrower or any other Person, any security or any guarantor, even if the effect of that action is to deprive the HoldCo Pledgor of the right to collect reimbursement from the HoldCo Borrower or any other Person for any sums paid by the HoldCo Pledgor to the HoldCo Collateral Agent or any other HoldCo Secured Party.
Section 7.5Waiver of Rights of Subrogation. Until the Discharge Date, (a) the HoldCo Pledgor shall not exercise any right of subrogation and shall not enforce any remedy that the HoldCo Secured Parties now have or may hereafter have against the HoldCo Borrower, and the HoldCo Pledgor waives the benefit of, and all rights to participate in, any security now or hereafter held by the HoldCo Collateral Agent or any HoldCo Secured Party from the HoldCo Borrower and (b) the HoldCo Pledgor agrees not to exercise any claim, right, or remedy that the HoldCo Pledgor may now have or hereafter acquire against the HoldCo Borrower that arises hereunder and/or from the performance by the HoldCo Pledgor hereunder, including any claim, remedy, or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right, or remedy of the HoldCo Secured Parties against the HoldCo Borrower, or any security that the HoldCo Secured Parties now have or hereafter acquire, whether or not such claim, right, or remedy arises in equity, under contract, by statute, under common law, or otherwise. Any amount paid to the HoldCo Pledgor on account of any such subrogation rights prior to the Discharge Date shall be held in trust for the benefit of the HoldCo Collateral Agent and shall immediately thereafter be paid to the HoldCo Collateral Agent, for the benefit of the HoldCo Secured Parties.

Section 7.6Application of Proceeds. During a Trigger Event Period, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in accordance with Article 9 (Application of Collateral Proceeds) of the Collateral and Intercreditor Agreement.
Section 7.7Limitation on Duty of the HoldCo Collateral Agent with Respect to the Collateral. The powers conferred on the HoldCo Collateral Agent hereunder are solely to protect its interest and the interests of the HoldCo Secured Parties in the Collateral and shall not impose any duty or obligation on the HoldCo Collateral Agent or any of its designated agents to exercise any such powers. Except for (a) the safe custody of any Collateral in its possession, (b) the accounting for monies actually received by it hereunder, (c) the exercise of reasonable care in the custody and preservation of the Collateral in its possession, and (d) any duty expressly imposed on the HoldCo Collateral Agent by Government Rules with respect to any Collateral that has not been waived hereunder, the HoldCo Collateral Agent shall have no duty or obligation with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against the HoldCo Collateral Agent. The HoldCo Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the HoldCo Collateral Agent accords its own property.
Section 7.8Termination/Release of Security Interest. Upon the Discharge Date, this Agreement and the security interests and all other rights granted hereby shall automatically and without any further action being required of any party hereto, terminate and all rights to the Collateral shall immediately revert to the HoldCo Pledgor. Upon the Discharge Date, the HoldCo Collateral Agent shall, at the HoldCo Pledgor’s request and at the sole expense of the HoldCo Pledgor, promptly return all certificates and other instruments previously delivered to the HoldCo Collateral Agent representing the Pledged Equity Interests or any other Collateral and shall (at the HoldCo Pledgor’s sole cost and expense) execute and deliver to the HoldCo Pledgor such other documents and authorize the filing of such UCC-3 termination statements, in each case, as the HoldCo Pledgor may reasonably request, to evidence such termination and to release all security interests on the Collateral.
Article VIII

MISCELLANEOUS
Section 8.1Amendments, Etc. No amendment, termination, or waiver of any provision of this Agreement and no consent to any departure by the HoldCo Pledgor shall be effective unless in writing signed by the HoldCo Collateral Agent (acting in accordance with the Collateral and Intercreditor Agreement) and, in the case of an amendment, the HoldCo Collateral Agent (acting in accordance with the Collateral and Intercreditor Agreement) and the HoldCo Pledgor and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 8.2Applicable Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
(b)SUBMISSION TO JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO

THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER HOLDCO SECURED CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER HOLDCO SECURED CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER HOLDCO SECURED CREDIT DOCUMENT AGAINST THE HOLDCO PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF APPLICABLE LAW DOES NOT PERMIT A CLAIM, ACTION, OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 8.2(b) TO BE FILED, HEARD, OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER HOLDCO SECURED CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 8.2(b). EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. THE HOLDCO PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS THEN EFFECTIVE NOTICE ADDRESSES PURSUANT TO SECTION 8.7.
(e)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR

RELATING TO THIS AGREEMENT, ANY OTHER HOLDCO SECURED CREDIT DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER HOLDCO SECURED CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.2(e).
Section 8.3Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by each of the parties hereto and when the HoldCo Collateral Agent has received counterparts hereof that, when taken together, bear the signature of each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by electronic mail or portable document format (“PDF" or similar) shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission (including in PDF or similar format) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 8.4Delay Not Waiver; Separate Causes of Action; Cumulative Remedies. No delay or omission to exercise any right, power, or remedy accruing to the HoldCo Collateral Agent upon the occurrence of any Event of Default shall impair any such right, power, or remedy of the HoldCo Collateral Agent, nor shall it be construed to be a waiver of any such Event of Default, or an acquiescence therein, or of any other breach or default thereafter occurring, nor shall any waiver of any other breach or default under this Agreement or any other HoldCo Secured Credit Document be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the HoldCo Collateral Agent of any breach or default under this Agreement, or any waiver on the part of the HoldCo Secured Parties or the HoldCo Collateral Agent of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Each and every default by the HoldCo Pledgor hereunder (in payment or otherwise) shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The rights, remedies, powers, and privileges herein provided, and provided under each other HoldCo Secured Credit Document, are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
Section 8.5Entire Agreement. This Agreement, the other HoldCo Secured Credit Documents, and any agreement, document, or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof.
Section 8.6Expenses. The HoldCo Pledgor agrees to pay all documented out-of-pocket expenses incurred by the HoldCo Collateral Agent (including the documented out-of-pocket fees, expenses, and disbursements of one counsel and if required, one local counsel, in each case, of its own choosing) incident to its enforcement, exercise, protection, or preservation of any of its rights, remedies, or claims (or the rights or claims of any HoldCo Secured Party) under, and as permitted pursuant to the terms and conditions of, this Agreement.
Section 8.7Notices and Communications.
(a)All notices and other communications provided under this Agreement shall be in writing and addressed, delivered, or transmitted at the addressee’s address set forth on Schedule III or, in each case, at such other address as may be designated by any such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by electronic mail, shall be deemed given when confirmation of transmission thereof is received by the transmitter.
(b)The HoldCo Pledgor may provide all information, documents, and other materials that it is obligated to furnish hereunder by transmitting such information, documents, and other materials in an electronic/soft medium that is properly identified in a format acceptable to the recipient to an electronic mail address set forth on Schedule III or at such other electronic mail address as may be designated by any such party in a notice to the other parties. Any such communication, if transmitted by electronic mail, shall be deemed given when confirmation of transmission thereof is received by the transmitter.
Section 8.8Benefits of Agreement. Nothing in this Agreement or any other HoldCo Secured Credit Document, express or implied, shall give to any Person, other than the parties hereto and the HoldCo Secured Parties, and each of their successors and permitted assigns under this Agreement and the other HoldCo Secured Credit Documents, any benefit or any legal or equitable right or remedy under this Agreement.
Section 8.9Notice of Collateral and Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the HoldCo Collateral Agent, for the benefit of the HoldCo Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the HoldCo Collateral Agent for the benefit of the HoldCo Secured Parties hereunder are subject to the provisions of the Collateral and Intercreditor Agreement. In the event of any conflict between the terms of the Collateral and Intercreditor Agreement and this Agreement (other than with respect to terms regarding creation and perfection of Liens), the terms of the Collateral and Intercreditor Agreement shall govern and control.
Section 8.10Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, (a) the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid, or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.11Successions and Assignments. This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall: (a) remain in full force and effect until the Discharge Date and as otherwise provided in Section 8.12; (b) be binding upon the HoldCo Pledgor and its successors and assigns; and (c) inure, together with the rights and remedies of the HoldCo Collateral Agent, to the benefit of the HoldCo Collateral Agent, the other HoldCo Secured Parties, and their respective successors and permitted assigns. The release of the security interest in any of the Collateral, the taking or acceptance of additional security, or the resort by the HoldCo Collateral Agent or any other HoldCo Secured Party to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the Indebtedness secured hereby, except for release of the Collateral upon the Discharge Date. The HoldCo Pledgor is not entitled to assign its obligations hereunder to any other Person without the prior written consent of the HoldCo Collateral Agent, and any purported assignment in violation of this provision shall be void.
Section 8.12Survival of Provisions. Notwithstanding anything in this Agreement to the contrary, Section 8.2, Section 8.6, Section 8.9, this Section 8.12, Section 8.13, Section 8.14, and Section 8.15 shall survive any termination of this Agreement.
Section 8.13Waiver of Litigation Payments. To the extent that the HoldCo Pledgor may, in any action, suit or proceeding brought in any of the courts referred to in Section 8.2 or elsewhere arising out of or in connection with this Agreement or any other HoldCo Secured Credit Document to which it is a party, be entitled to the benefit of any provision of Government Rules requiring the HoldCo Collateral Agent or any HoldCo Secured Party in such action, suit, or proceeding to post security for the costs of the HoldCo Pledgor or to post a bond or to take similar action, the HoldCo Pledgor hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.
Section 8.14Reinstatement. This Agreement and the HoldCo Secured Obligations shall automatically be reinstated if and to the extent that for any reason any payment and performance of the HoldCo Secured Obligations is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the HoldCo Pledgor, the HoldCo Borrower, or any other Person or as a result of any settlement or compromise with any Person (including the HoldCo Pledgor) in respect of such payment, and the HoldCo Pledgor shall pay the HoldCo Collateral Agent and the other HoldCo Secured Parties on demand all of their reasonable costs and expenses (including reasonable fees, expenses, and disbursements of one counsel and if required, one local counsel) incurred by such parties in connection with such rescission or restoration.
Section 8.15No Recourse. The obligations of the HoldCo Borrower under each HoldCo Secured Credit Document to which it is a party, and any certificate, notice, instrument, or document delivered pursuant thereto, are obligations solely of the HoldCo Borrower and do not constitute a debt or obligation of (and no recourse shall be made with respect to) the Non-Recourse Parties. No action under or in connection with this Agreement shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder shall be obtainable by the HoldCo Collateral Agent against any Non-Recourse Party. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 8.15 shall in any manner or way (a) restrict the remedies available to the HoldCo Collateral Agent to realize upon the Collateral, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and the security interests and possessory rights created by or arising from this Agreement or (b) release, or be deemed to release, any Non-Recourse Party from liability for its own willful misrepresentation, fraudulent actions, gross negligence, or willful misconduct or from any of its obligations or liabilities under any HoldCo Security Document to which such Non-Recourse Party is a party. The limitations on recourse set forth in this Section 8.15 shall survive the Discharge Date.
Section 8.16HoldCo Collateral Agent Rights. All references to the HoldCo Collateral Agent contained herein refer to the HoldCo Collateral Agent not acting in its individual capacity but solely as the HoldCo Collateral Agent acting at the written direction of the HoldCo Intercreditor Agent in accordance with and subject to the HoldCo Financing Documents. Notwithstanding any other provision of this Agreement, in the performance of its obligations hereunder, the HoldCo Collateral Agent shall be entitled to all of the rights, benefits, protections, indemnities, and immunities afforded to it pursuant to the Collateral and Intercreditor Agreement, all of which are incorporated herein by reference mutatis mutandis, and shall exercise all rights and remedies hereunder and provide any consents, directions, approvals, acceptances, determinations, certifications, rejections, or other similar actions pursuant to this Agreement in accordance with directions received from the HoldCo Intercreditor Agent, and shall have no liability for taking any such actions or failing to take any such actions in accordance with such directions (and shall not be liable for any failure or delay in taking such actions resulting from any failure or delay by the HoldCo Intercreditor Agent in providing such directions).
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IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.
RIO GRANDE LNG INTERMEDIATE HOLDCO PLEDGOR, LLC,
as the HoldCo Pledgor
By:    /s/ Matthew Schatzman
Name: Matthew Schatzman
Title: President and Chief Executive Officer

[Signature Page to Pledge Agreement (HoldCo Financing)]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the HoldCo Collateral Agent

By:    /s/ Jeff Marvel
Name: Jeff Marvel
Title: Assistant Vice President

[Signature Page to Pledge Agreement (HoldCo Financing)]